EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                     Three Months Ended           Six Months Ended
(Amounts in thousands,                                                    June 30                       June 30
except per share data)                                             1996             1995             1996           1995
                                                                  ------           ------           ------         -----


Primary

Average shares outstanding                                        67,360          67,518            67,287         67,695

Net effect of dilutive stock options and shares
contingently  issuable-based on
the treasury stock method using
average market price                                                273             443               287             464
                                                                -------         -------           -------         -------


TOTALS                                                           67,633          67,961            67,574          68,159
                                                                =======         =======           =======         =======

Earnings from continuing operations                            $ 34,470        $ 32,464          $ 64,478        $ 65,297
Earnings discontinued operations,
net of income taxes                                               2,514           4,708             4,279           9,646
                                                               --------        --------          --------        --------

Net earnings                                                     36,984          37,172            68,757          74,943

Preferred stock dividends,
net of taxes                                                     (2,842)         (2,804)           (5,697)         (5,620)
                                                               --------        --------          --------        --------

Net earnings to
common shareholders                                            $ 34,142        $ 34,368          $ 63,060        $ 69,323
                                                               ========        ========          ========        ========

Per share amounts
Earnings from continuing operations                             $  0.47         $  0.44           $  0.87         $  0.88
Earnings from discontinued operations,
net of taxes                                                       0.03            0.07              0.06            0.14
                                                                -------         -------           -------         -------

Net earnings to common shareholders                             $  0.50         $  0.51           $  0.93         $  1.02
                                                                =======         =======           =======         =======


                                                    EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES





                                                              Three Months Ended                   Six Months Ended
(Amounts in thousands,                                            June 30                                June 30
except per share data)                                        1996             1995             1996             1995
                                                              ------           ------           ------           -----


Fully Diluted

      Average shares outstanding                             67,360           67,518           67,287          67,695

      Average dilutive effect of
      assumed conversion of ESOP
      convertible Preferred shares                            7,948            8,049            7,965           8,062

      Additional  shares assuming  exercise of dilutive
      stock options and shares
      contingently  issuable-based  on  the  treasury
      stock  method  using  the
      quarter-end market price, if higher
      than average market price                                 278              463              294             485
                                                             --------         --------         --------        --------

          TOTALS                                               75,586           76,030          75,546          76,242
                                                             ========         ========        ========        ========

  Earnings from continuing operations                        $ 34,470         $ 32,464         $ 64,478        $ 65,297
  Earnings from discontinued operations,
  net of income taxes                                           2,514            4,708            4,279           9,646
                                                              -------         --------         --------        --------

      Net earnings                                             36,984           37,172           68,757          74,943

      Additional ESOP contribution
      resulting from assumed
      conversion, net of taxes                                 (1,132)          (1,152)          (2,273)         (2,358)

  Tax adjustment on assumed
  common dividends                                               (231)            (196)            (461)           (401)
                                                               --------         --------         --------        --------

      Net earnings to
  common shareholders                                          $ 35,621         $ 35,824         $ 66,023        $ 72,184
                                                               ========         ========         ========        ========

Per share amounts:
Earnings from continuing operations                             $  0.44         $  0.41           $  0.82         $  0.82
Earnings from discontinued operations,
net of income taxes                                                0.03            0.06              0.05            0.13
                                                                -------         -------           -------         -------

Net earnings to common shareholders                             $  0.47         $  0.47           $  0.87         $  0.95
                                                                =======         =======           =======         =======
